EXHIBIT 99.1

Upexi Revenue Increases 199% Year-Over-Year to

$11.6 Million for Fiscal 2023 First Quarter

HENDERSON, NV, November 14, 2022 (GLOBE NEWSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct to Consumer brand owner and innovator in aggregation, today announced its financial results for the fiscal 2023 first quarter ending September 30, 2022.

Fiscal 2023 First Quarter Financial Highlights:

•	Revenue totaled $11.6 million, an increase of 199% year-over-year.
•	Gross profit totaled $6 million, an increase of 132% year-over-year.
•	Gross profit margin was 52%.
•	Net loss from continued operations was $2.7 million compared to net income of approximately $512,000 for the same period in the prior year.
•	Cash and cash equivalents totaled $3.3 million as of September 30, 2022.

“Our revenue growth year-over-year was predominantly driven by multiple accretive acquisitions. Moving forward, our growth strategy will continue to focus on both acquisitions and organic growth, while also expanding to international markets,” said Allan Marshall, Upexi’s Chief Executive Officer. “During the quarter we entered the more than $200 billion pet market through the acquisition of LuckyTail, a balanced business, with direct-to-consumer and Amazon distribution, and double-digit year-over-year growth. Going forward, our acquisition pipeline remains robust with valuations in line with our strategic guidelines. We have made significant strides over the last two years and the Company today is in the best position for growth and profitability in its history, with approximately $100 million in sales projected for calendar 2023.”

Fiscal 2023 First Quarter and Subsequent Operational Highlights:

•	Acquired international pet care brand, LuckyTail, Inc.
•	Saas ad-tech division, Interactive Offers, filed a patent for its single click-to-opt-in technology.
•	Closed on sale of select CBD assets for $23.5 million.
•

Closed on acquisition of E-Core and its subsidiaries, Tytan Products, a children’s toy brand and maker of popular magnetic tiles and building blocks, and New England Technology, Inc., a national distributor for branded consumer products.

•	Eliminated outstanding balance of $15 million senior secured debt facility with expectation to reduce annualized interest expense by approximately $900,000.

1

Financial Highlights for Fiscal 2023 First Quarter

Revenue for the three months ended September 30, 2022 totaled $11.6 million, an increase of 199% as compared to $3.9 million for the same period the year prior. The revenue growth was primarily driven by four acquisitions, including VitaMedica, Interactive, Cygnet, and LuckyTail, and offset by the sale of Infusionz. The Company’s growth strategy will continue to focus on both acquisition and organic growth, while also expanding to international markets.

Cost of revenue during the quarter totaled $5.5 million, an increase of 334% as compared to $1.3 million for the same period the prior year. The cost of revenue increase was primarily related to the acquisition of four companies and offset with the sale of Infusionz.

Gross profit for the quarter was $6 million, an increase of $3.4 million compared to the same period in the prior year. Gross margins declined to 52% as a result of significant increases in lower margin sales to distributors and the use of third-party distribution of our direct-to-consumer sales.

Operating expenses totaled $9 million, an increase of 159% as compared to $3.5 million for the same period in the prior fiscal year.  This was primarily related to a $ 1 million increase in sales, an increase in distribution costs, including the use of third-party distributors of $2.4 million, an increase in general and administrative costs of $900,000 to support the growth of the business, and an increase of $1.2 million increase in non-cash expenses of share-based compensation, the amortization of acquired intangible assets and depreciation. These costs were offset by the sale of Infusionz and the classification of these expenses as part of discontinued operations.

The Company had a net loss from continued operations of $2.7 million compared to net income of approximately $512,000 for the three months ended September 30, 2022 and 2021, respectively. The decrease in net income is primarily related to the above-mentioned changes.

The Company had cash and cash equivalents of $3.3 million and stockholders' equity of $27 million as of September 30, 2022. As of November 11, 2022 there were 17,960,748 shares of common stock outstanding.

Financial Results Conference Call

Event:	Upexi Fiscal 2023 First Quarter Financial Results Conference Call
Date:	Monday, November 14, 2022
Time:	4:30 p.m. Eastern Time
Live Call:	1-877-550-1707 (U.S. Toll-Free) or 1-848-488-9020 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1580183&tp_key=e897d16fbb

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 28, 2022 and can be accessed by dialing + 1-844-512-2921 (U.S. Toll Free) or + 1-412-317-6671 (International) and entering replay pin number: 11152754.

Additional details are available under the Investor Relations section of the Company’s website: https://upexi.com/investors.

2

About Upexi, Inc.:

Upexi is a multi-faceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

3

UPEXI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,
	2022	2021
Revenue
Revenue	$11,557,011	$3,870,110

Cost of Revenue	5,516,280	1,271,729

Gross profit	6,040,731	2,598,381

Operating expenses
Sales and marketing	2,025,460	1,000,064
Distribution costs	2,487,834	111,833
General and administrative expenses	2,498,869	1,582,432
Share-based compensation	927,326	626,838
Amortization of acquired intangible assets	880,896	68,834
Depreciation	194,497	87,506
	9,014,882	3,477,507

Loss from operations	(2,974,151)	(879,126)

Other expense (income), net
Change in derivative liability	(1,770)	-
Interest expense, net	435,829	15,538

Other expense (income), net	434,059	15,538

Loss from operations before income tax	(3,408,210)	(894,664)
(Loss) income from discontinued operations	(45,511)	1,147,472
Income tax benefit	708,201	258,903
Net (loss) income from continuing operations	(2,745,520)	511,711

Net loss attributable to noncontrolling interest	148,005	-

Net (loss) income attributable to Upexi, Inc.	$(2,597,515)	$511,711

Basic (loss) income per share:
(Loss) income per share from continuing operations	$(0.16)	$0.03
(Loss) income per share from discontinued operations	$(0.00)	$0.07
Total (loss) income per share	$(0.16)	$0.03

Diluted (loss) income per share:
(Loss) income per share from continuing operations	$(0.16)	$0.03
(Loss) income per share from discontinued operations	$(0.00)	$0.07
Total (loss) income per share	$(0.16)	$0.03

Basic weighted average shares outstanding	16,713,345	15,452,453
Fully diluted weighted average shares outstanding	16,713,345	17,220,564

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

UPEXI, INC.
CONDENSED CONSOLDIATED BALANCE SHEETS (UNAUDITED)

	September 30,	June 30,
	2022	2022
ASSETS
Current assets
Cash	$3,298,663	$7,149,806
Accounts receivable	1,315,933	1,137,637
Inventory	6,090,242	4,725,685
Deferred tax asset, current	462,070	462,070
Prepaid expenses and other receivables	1,231,941	840,193
Assets of discontinued operations, net	6,404,209	6,157,543
Total current assets	18,803,058	20,472,934

Property and equipment, net	7,367,844	7,343,783
Intangible assets, net	12,716,153	10,933,049
Goodwill	6,223,393	5,887,393
Deferred tax asset	2,732,242	2,002,759
Other assets	413,956	100,372
Right-of-use asset	843,901	926,570
Total other assets	30,297,489	27,193,926

Total assets	$49,100,547	$47,666,860

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$2,092,122	$2,018,541
Accrued compensation	695,278	531,259
Deferred revenue	120,973	105,848
Accrued liabilities	1,769,989	955,327
Acquisition payable	1,351,589	-
Current portion of notes payable	5,424,752	5,424,752
Current portion of operating lease payable	274,847	257,029
Total current liabilities	11,729,550	9,292,756

Notes payable, net of current portion	9,743,104	8,886,949
Operating lease payable, net of current portion	588,993	700,411
Total long-term liabilities	10,332,097	9,587,360

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $0.001 par value, 100,000,000 shares authorized, and 500,000 and 500,000 shares issued and outstanding, respectively	500	500
Common stock, $0.001 par value, 100,000,000 shares authorized, and 16,713,345 and 16,713,345 shares issued and outstanding, respectively	16,713	16,713
Additional paid in capital	35,983,273	34,985,597
Accumulated deficit	(8,868,401)	(6,270,886)
Total stockholders' equity attributable to Upexi, Inc.	27,132,085	28,731,924
Non-controlling interest in subsidiary	(93,185)	54,820
Total stockholders' equity	27,038,900	28,786,744

Total liabilities and stockholders' equity	$49,100,547	$47,666,860

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5